UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2012

Vistaprint N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8 Venlo The Netherlands		5928 LW
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 31 77 850 7700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 13, 2012, Vistaprint N.V., as guarantor and borrower; Vistaprint Limited, Vistaprint Schweiz GmbH, Vistaprint B.V., and Vistaprint USA, Incorporated, four of Vistaprint N.V.’s subsidiaries as borrowers; JPMorgan Chase Bank N.A., as administrative agent; and the lenders named therein as lenders entered into an Amendment No. 2 (the “Amendment”) to the senior Credit Agreement dated as of October 21, 2011 and amended as of December 27, 2011 (as amended, the “Credit Agreement”) among the parties listed above; HSBC Bank USA, National Association, as syndication agent; RBS Citizens, N.A. as documentation agent; and J.P. Morgan Securities LLC as sole bookrunner and sole lead arranger.

The Amendment increases the lenders’ aggregate loan commitments under the Credit Agreement from $250.0 million to $387.5 million. The credit facility under the Credit Agreement is available for working capital, capital expenditures, and other lawful general corporate purposes, including share repurchases and mergers and acquisitions.

This description of the Amendment is not a complete statement of the parties’ rights and obligations under the Amendment and is qualified in its entirety by reference to the full text of the Amendment, which is filed as exhibit to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See the Exhibit Index attached to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2012	VISTAPRINT N.V.

	By:	/s/ Michael C. Greiner
Michael C. Greiner
Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 dated as of April 13, 2012 to Credit Agreement dated as of October 21, 2011 among Vistaprint B.V., Vistaprint Limited, Vistaprint N.V., Vistaprint Schweiz GmbH, Vistaprint USA, Incorporated, the lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent